EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Neonode Inc. dated as of February 14, 2017, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

February 14, 2017

COLUMBUS CAPITAL MANAGEMENT, LLC

By:	/s/ Matthew D. Ockner
Name:	Matthew D. Ockner
Title:	Managing Member

MATTHEW D. OCKNER

By:	/s/ Matthew D. Ockner
Name:	Matthew D. Ockner